SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2003

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California (Address of principal executive offices)	92056 (Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure.

SeraCare Life Sciences, Inc. (the “Company”) announced today that Wyeth Pharmaceuticals, Inc. (“Wyeth”) has notified the Company that it no longer intends to purchase human serum albumin (the “Albumin”) under the Supply Agreement (the “Supply Agreement”), dated September 27, 2002, by and among Wyeth, Instituto Grifols, S.A. and the Company. Wyeth informed the Company that the cancellations were the result of Wyeth’s decision to reformulate a cell culture media product it manufactures to use a non-human cell culture media instead of the Albumin. Under the terms of the Supply Agreement, Wyeth remains obligated to complete certain purchases specified in the forecasts previously provided by Wyeth to the Company.

The Company issued a press release on March 10, 2003 relating to the foregoing developments. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

Item 7.    Financial Statements and Exhibits.

(c)   Exhibit.

        The following exhibit is filed as a part of this report:

Exhibit No.	Description

99.1	Press Release issued on March 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Date: March 10, 2003	By:	/s/ DENNIS MULROY
Dennis Mulroy Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release issued on March 10, 2003.